UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 29, 2014

CreditRiskMonitor.com, Inc.
(Exact name of registrant as specified in its charter)

Nevada	1-8601	36-2972588
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

704 Executive Boulevard
Valley Cottage, NY 10989
(Address of principal executive offices, including zip code)

(845) 230-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 29, 2014, CreditRiskMonitor.com, Inc. (the "Company") held its Annual Meeting of Shareholders (the “Meeting”).

A total of 7,959,200 shares were outstanding and entitled to vote as of June 2, 2014, the record date for the Meeting.  The matters voted upon and the results of the vote are set forth below.

Proposal 1.	Election of Five Directors

At the Meeting, shareholders voted 5,385,635 shares on Proposal 1 and elected Jerome S. Flum, Andrew J. Melnick, Jeffrey S. Geisenheimer, Joshua M. Flum and Richard J. James to serve as directors of the Company.

		For	Abstain/Withhold	Broker Non-Votes

1A.	Jerome S. Flum	5,374,060	11,575	2,077,854
1B.	Andrew J. Melnick	5,385,320	315	2,077,854
1C.	Jeffrey S. Geisenheimer	5,385,320	315	2,077,854
1D.	Joshua M. Flum	5,344,060	41,575	2,077,854
1E.	Richard J. James	5,355,320	30,315	2,077,854

Proposal 2.	Ratification of the Selection of the Independent Registered Public Accounting Firm

At the Meeting, shareholders voted 7,463,489 shares on Proposal 2 and approved ratification of the appointment of CohnReznick, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

For	Against	Abstain	Broker Non-Votes

7,391,185	15	72,289	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDITRISKMONITOR.COM, INC.

Date: July 30, 2014	By:	/s/ Lawrence Fensterstock
Lawrence Fensterstock
Chief Financial Officer
(Principal Financial and Accounting Officer)